UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2007
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
10590 West Ocean Air Drive, Suite 200, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Santarus, Inc. (“Santarus”) issued a press release on September 13, 2007 announcing that it has filed a lawsuit in the United States District Court for the District of Delaware against Par Pharmaceutical, Inc. (“Par”) for infringement of the patents listed in the Orange Book for ZEGERID® (omeprazole/sodium bicarbonate) Capsules. The University of Missouri, licensor of the patents, is joined in the litigation as a co-plaintiff.
The lawsuit is in response to an Abbreviated New Drug Application (“ANDA”) filed by Par with the U.S. Food and Drug Administration (“FDA”) regarding Par’s intent to market a generic version of Santarus’ ZEGERID Capsules product prior to the July 2016 expiration of the three listed patents (U.S. Patent Nos. 6,645,988; 6,489,346; and 6,699,885).
Santarus has commenced the lawsuit within the 45 days required to automatically stay, or bar, the FDA from approving Par’s ANDA for 30 months or until a district court decision that is adverse to Santarus, whichever may occur earlier.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release, dated September 13, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SANTARUS, INC.

Date:	September 13, 2007	By:	/s/ Debra P. Crawford

		Name:	Debra P. Crawford
		Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX
99.1	Press Release, dated September 13, 2007